Exhibit 32

Certification Pursuant to Section 18 U.S.C. Section 1350
(As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the “Report”) by Kirby Corporation (the “Company”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

JOSEPH H. PYNE
Joseph H. Pyne
President and Chief Executive Officer

NORMAN W. NOLEN
Norman W. Nolen
Executive Vice President,
Chief Financial Officer and Treasurer

Dated:  August 6, 2009